UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2011

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2011, Dennis Kalick informed the Board of Directors (the “Board”) of P&F Industries, Inc. (the “Company”) that he has decided not to stand for re-election at the next annual meeting of the Company’s stockholders (the “2012 Annual Meeting”). Mr. Kalick will continue to serve as a director of the Company until his term expires at the 2012 Annual Meeting. Mr. Kalick’s decision not to stand for re-election was not the result of any disagreement with the Company.

The Nominating Committee of the Board, which as of November 7, 2011 consists of Marc A. Utay, Robert L. Dubofsky and Howard Brod Brownstein, is evaluating the size and composition of the Board in light of Mr. Kalick’s decision not to stand for re-election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date:December 12, 2011
By: /s/ Richard A. Horowitz
Richard A. Horowitz Chairman, President and Chief Executive Officer